EXECUTION COPY

AMENDMENT NO. 3
TO SUBORDINATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO SUBORDINATED CREDIT AGREEMENT, (this “Amendment”) dated as of December 13, 2013 is among STREAMLINE HEALTH, INC. (“Borrower”), the Guarantors party hereto and FIFTH THIRD BANK (“Lender”).
WHEREAS, Borrower and Lender are parties to the Subordinated Credit Agreement dated as of December 7, 2011, as amended by Amendment No. 1 to Subordinated Credit Agreement dated as of August 16, 2012 and Amendment No. 2 to Subordinated Credit Agreement dated as of August 26, 2013 (as further amended, supplemented or modified from time to time, the “Credit Agreement”); and
WHEREAS, Borrower and Lender desire to amend certain terms and conditions of the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Borrower and the Lender agree as follows (with capitalized terms used, but not otherwise defined, herein having the respective meanings given to such terms in the Credit Agreement):
1.Amendments. On and as of the Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)    The introductory paragraph of Section 3 is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“To induce Lender to enter into this Agreement and to make the advances herein contemplated, Borrower hereby represents and warrants as follows, on the Amendment No. 3 Effective Date and on the date that each Loan is made and, if applicable, before and after giving effect to any Permitted Acquisition:”
(b)    Section 3.3 of the Credit Agreement is hereby amended by deleting the words, “December 31, 2010” and inserting, in lieu thereof, the words, “January 31, 2013”;
(c)    Section 3.4 of the Credit Agreement is hereby amended by deleting the words, “Other than the transactions contemplated by the Acquisition Documents and the Loan Documents, since December 31, 2010” and inserting, in lieu thereof, the words, “Other than the transactions contemplated by the Acquisition Documents relating to any Permitted Acquisition and the Loan Documents, since January 31, 2013”
(d)    Section 3.16 of the Credit Agreement is hereby amended by deleting the words, “on the Closing Date both before and after giving effect to the Acquisition” and inserting, in lieu thereof, the words, “on the Amendment No. 3 Effective Date”

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(e)    Section 3.18 of the Credit Agreement is hereby amended by deleting the words, “After giving effect to the Acquisition and the making of the Loan,” appearing therein;
(f)    Section 3.20 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof:
“3.20    Permitted Acquisition. In the case of any Permitted Acquisition, the Borrower has delivered to Lender complete and correct copies of the Acquisition Agreement and each of the other documents and agreements executed in connection therewith (collectively, the “Acquisition Documents”), including all schedules and exhibits thereto not less than five (5) days prior to the consummation of such Permitted Acquisition. The Acquisition Documents set forth the entire agreement and understanding of the applicable Credit Party or Credit Parties and the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby and the Permitted Acquisition shall be consummated in accordance with the terms of the Acquisition Documents without any amendment, waiver or supplement to the terms thereof which would be adverse to the applicable Credit Party in any material respect. Each applicable Credit Party has the power, and has taken all necessary action (including, any necessary member or comparable owner action) to authorize it, to execute, deliver and perform in accordance with their respective terms the Acquisition Documents to which it is a party. Each of the Acquisition Documents has been duly executed and delivered by each applicable Credit Party and, to Borrower’s knowledge, each of the other parties thereto and is a legal, valid and binding obligation of each applicable Credit Party and to Borrower’s knowledge, such other parties, enforceable against each such Credit Party and to Borrower’s knowledge, such other parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of the Acquisition Documents in accordance with their respective terms does not and will not require any governmental approval or any other consent or approval, other than governmental approvals and other consents and approvals that have been obtained. All conditions precedent to the Permitted Acquisition pursuant to the Acquisition Agreement have been fulfilled in all material respects and, as of the date of the closing of such Permitted Acquisition , the Acquisition Agreement has not been amended or otherwise modified and there has been no breach by the Borrower or, to Borrower’s knowledge, any other party thereto, of any term or condition of the Acquisition Documents. Upon consummation of the transactions contemplated by the Acquisition Documents to be consummated at the closing thereunder, the applicable Credit Party shall acquire good and legal title to the assets being transferred pursuant to the Acquisition Agreement”
(g)    Section 4.4 of the Credit Agreement is hereby amended by deleting the words “January 31, 2012” appearing therein and inserting, in lieu thereof, the words, “January 31, 2014”;
(h)    Section 4.15 of the Credit Agreement is hereby amended by deleting the words, “; provided, however, that for a period of not more than sixty (60) days after the Closing Date, Acquisition Sub. may maintain a deposit account with Ameris Bank so long as any amounts credited

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to such account in excess of $50,000 are promptly and, in any event, within one Business Day transferred to an account of a Company maintained with Lender” and inserting, in lieu thereof, the words, “provided, however, that for a period of not more than sixty (60) days after the closing of any Permitted Acquisition, the applicable Permitted Target may maintain one or more deposit account with banks other than the Lender so long as any amounts credited to such accounts in excess of $50,000 are promptly and, in any event, within one Business Day transferred to an account of a Company maintained with Lender”
(i)    Section 5.1 of the Credit Agreement is hereby amended by deleting the words “and so long as the Equity Subordination Agreement is in full force and effect, the Subordinated Convertible Notes” appearing therein.
(j)    Section 5.3 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“ 5.3 Minimum EBITDA. Permit Adjusted EBITDA as of the end of any fiscal quarter to be less than the amount set forth below opposite such fiscal quarter, calculated quarterly on a trailing four (4) quarter basis (except as otherwise provided in the definition of Adjusted EBITDA):

Four Quarters Ending	Amount
January 31, 2014 and each April 30, 2014, July 31, October 31 and January 31 thereafter;	$5,000,000
provided, however, that this Section 5.3 shall not be applicable with respect to the fiscal quarter ended October 31, 2013”
(k)    Section 5.4 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“5.4 Fixed Charge Coverage Ratio. Permit its Fixed Charge Coverage Ratio for the fiscal quarter ending January 31, 2014 and each January 31, April 30, July 31 and October 31, thereafter to be less than 1.20:1 calculated quarterly on a trailing four (4) quarter basis; provided, however, that this Section 5.4 shall not be applicable with respect to the fiscal quarter ended October 31, 2013.”

(l)    Section 5.5 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“5.5 Funded Debt to Adjusted EBITDA. Permit its ratio of (a) Funded Debt (on a consolidated basis for Parent, Borrower and its Subsidiaries) to Adjusted EBITDA as of the end of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter calculated quarterly on a trailing four (4) quarter basis:

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Four Quarters Ending January 31, 2014 and each April 30, July 31, October 31 and January 31 thereafter	Ratio 3.50:1
or
(b)    Senior Funded Debt (on a consolidated basis for Parent, Borrower and its Subsidiaries) to Adjusted EBITDA as of the end of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter calculated quarterly on a trailing four (4) quarter basis:

Four Quarters Ending January 31, 2014 and each April 30, July 31, October 31 and January 31 thereafter;	Ratio 2.50:1”
provided, however, that this Section 5.5 shall not be applicable with respect to the fiscal quarter ended October 31, 2013”
(m)    Section 5.8 of the Credit Agreement is hereby amended by deleting the words, “(b) pay in cash any portion of the Seller Indebtedness directly or indirectly or pay in cash any portion of the Earnout Consideration (as defined in the Asset Purchase Agreement)” appearing therein and inserting, in lieu thereof, the words, “(b) pay in cash any portion of the Seller Indebtedness directly or indirectly except to the extent expressly permitted by the Seller Subordination Agreement”
(n)    Section 5.9 of the Credit Agreement is hereby amended by deleting the words, “the Acquisition” appearing therein and inserting, in lieu thereof, the words, “a Permitted Acquisition”;
(o)    Section 5.10 of the Credit Agreement is hereby amended by deleting the words, “the Acquisition” appearing therein and inserting, in lieu thereof, the words, “a Permitted Acquisition”’
(p)    Section 11.2 of the Credit Agreement is hereby amended by inserting the following definitions in the proper alphabetical order:
“Amendment No. 3 Effective Date” means the “Effective Date” under and as defined in Amendment No. 3 to Subordinated Credit Agreement dated as of December 13, 2013.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means any Swap Obligation if, and to the extent that, all or a portion of any guaranty or collateral pledge with respect to the Obligations

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is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of any Credit Party’s failure for any reason to constitute a Qualified ECP Guarantor at the time this Agreement, or any other Loan Document becomes effective with respect to such Swap Obligation; provided, that, if a Swap Obligation arises under a master agreement governing more than one swap, the foregoing exclusion shall only apply to the portion of the Swap Obligation that is attributable to swaps for which such guaranty or collateral pledge is or becomes illegal.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, the applicable Credit Party or any other Person obligated with respect to, or pledging Collateral to secure, such Swap Obligations has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such Credit Party or such other Person otherwise constitutes an “Eligible Contract Participant” as that term is defined under the Commodity Exchange Act or any regulations promulgated thereunder.

“Senior Funded Debt” means the principal amount of (i) all obligations owing in respect of the Loans and (ii) all obligations owing in respect of the Senior Indebtedness.

“Swap Obligation” means any Rate Management Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(q)    The definitions of “Acquisition”, “Equity Subordination Agreement” and “Subordinated Convertible Note” in Section 11.2 of the Credit Agreement are hereby deleted in its entirety.
(r)    The definition of “Acquisition Agreement” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof:
““Acquisition Agreement” means, in the case of a Permitted Acquisition, the Stock Purchase Agreement, Asset Purchase Agreement or similar governing document between the applicable Credit Party and the Permitted Target and/or the shareholders of the Permitted Target.”

(s)    The definition of “Adjusted EBITDA” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof:
““Adjusted EBITDA” means, for Parent and its Subsidiaries, on a consolidated basis, for any period, net income (determined in accordance with GAAP) plus, (i) in each case to the extent deducted in determining net income, (a) interest expense, income tax expense, depreciation and amortization, non-cash share-based compensation expense and other extraordinary, non-cash expense, (b) non-recurring expense relating to the write-down of capitalized software development costs, (c) transaction

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fees, costs and expenses incurred in connection with a Permitted Acquisition in an aggregate amount not to exceed $400,000 of which 25%, 50%, 75% and 100% of such fees, costs and expenses shall be included in the period incurred for purposes of the calculation of Adjusted EBITDA for the four quarterly periods following the consummation of the Permitted Acquisition, minus, (ii) to the extent included in determining net income, any non-cash gains.”
(t)    The definition of “Current Financial Statements” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof:
““Current Financial Statements” means (a) as of the Closing Date, the audited financial statements of the Borrower for the period ended January 31, 2013 and the unaudited financial statements of the Borrower for the period ended October 31, 2013 which such financial statement shall comply with Section 4.2 or 4.3, and, in the case of any Permitted Acquisition, the audited (if available) financial statements of the Permitted Target for its most recently ended fiscal year and the unaudited financial statements of the Permitted Target for its most recently ended fiscal quarter and (b) at any other time, the most current financial statements, tax returns and other documents with respect to Borrower delivered to Lender pursuant to Section 4.”

(u)    The definition of “Funded Debt” in Section 11.2 of the Credit Agreement is hereby amended by deleting the words “and the Subordinated Convertible Notes so long as the Equity Subordination Agreement is in full force and effect”;
(v)    The definition of “Fixed Charge Coverage Ratio” is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof:
““Fixed Charge Coverage Ratio” means for Parent and its Subsidiaries, on a consolidated basis, in each case, without duplication, for any period, the ratio of (a) Adjusted EBITDA minus the sum of (i) Unfunded Cap Ex, (ii) income tax paid in cash, (iii) dividends and other distributions paid in cash plus, to the extend deducted in determining net income for such period, the principal amount of the Seller Indebtedness, to (b) the sum of (i) interest expense (including the interest portion of any lease which is capitalized in accordance with GAAP) payable in cash, plus (ii) all principal payments with respect to Indebtedness that were paid or were due and payable (including the principal portion of any lease which is capitalized in accordance with GAAP).”
(w)    The definition of “Minimum Availability” in Section 11.2 of the Credit Agreement is hereby amended by deleting the number and sign “$750,000” and inserting, in lieu thereof, the number and sign, “$1,000,000”;
(x)    The definition of “Obligations” in Section 11.2 of the Credit Agreement is hereby amended by inserting, immediately following the words, “all Rate Management Agreements” appearing therein, the words, “(other than any Excluded Swap Obligation)”;

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(y)    The definition of “Permitted Acquisition” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof:
“Permitted Acquisition” means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets of, or all of the issued and outstanding capital stock of, a Permitted Target to which the Lender shall have consented which such consent may be withheld in Lender’s sole and absolute discretion and which such consent may include such additional financial, operational and other conditions and document delivery requirements as Lender shall determine are necessary or appropriate.”

(z)    The definition of “Permitted Target” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“Permitted Target” means a Person with operations or a business line in the same business as, or a substantially related business to, the operations and business of the Borrower and its Subsidiaries as then being conducted.

(aa)    The definition of “Seller Indebtedness” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof;
“Seller Indebtedness” means Indebtedness of the Company to IPP Holding Company, LLC (f/k/a Interpoint Partners, LLC) pursuant to the Subordinated Promissory Note dated November 20, 2013 in the original principal amount of $900,000.

(bb)    The definition of “Seller Subordination Agreement” in Section 11.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted, in lieu thereof;
“Seller Subordination Agreement” means the Amended and Restated Subordination Agreement dated as of November 20, 2013 among Lender, IPP Holding Company, LLC (f/k/a Interpoint Partners, LLC), the Parent and IPP Acquisition, LLC.”

(cc)    The definition of “Unfunded Cap Ex” in Section 11.2 of the Credit Agreement is hereby amended by inserting, at the end of such definition, the words “; provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio, Unfunded Cap Ex for capitalized software cost relating to the Software License and Royalty Agreement between Borrower and Montefiore Medical Center dated October 25, 2013 shall be the greater of (i) such capitalized software cost relating to such Software License and Royalty Agreement minus $3,000,000 and (ii) zero.”
(dd)    Schedules 1.5, 3.5, 3.6, 3.14 and 3.16 to the Credit Agreement are hereby deleted in their entirety and Schedules 1.5, 3.5, 3.6, 3.11, 3.14 and 3.16 hereto are inserted in lieu thereof;
2.    Conditions to Effectiveness. This Amendment shall be effective as of the date first above written but shall not become effective as of such date until the date (the “Effective Date”) that each

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of the following conditions shall have been satisfied or waived; provided however, that if the Effective Date has not occurred on or prior to December 31, 2013, this Amendment shall be of no further force or effect and shall be deemed to have been terminated:
(a)    Lender shall have received from each Credit Party a copy, certified by a duly authorized officer of such Credit Party to be true and complete on and as of the Effective Date, of each of the charter or other organization documents of such Credit Party as in effect on such date of certification (together with all, amendments thereto) (or a confirmation that such documents have not been amended or modified since the Closing Date) and a certificate from the Secretary of State of the State of formation of each Credit Party as to the “good standing” of such Credit Party;
(b)    Lender shall have received from each Credit Party a copy, certified by a duly authorized officer of such Credit Party to be true and complete on and as of the Effective Date, of the records of all action taken by such Credit Party to authorize the execution and delivery of this Amendment and any other Loan Document entered into on the Effective Date and to which it is a party or is to become a party as contemplated or required by this Amendment, and its performance of all of its agreements and obligations under each of such documents;
(c)    Lender shall have received from each Credit Party an incumbency certificate, dated the Effective Date, signed by a duly authorized officer of such Credit Party and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Credit Party, this Amendment and each of the other Loan Documents to which such Credit Party is or is to become a party on the Effective Date, and to give notices and to take other action on behalf of such Credit Party under such documents;
(d)    No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful for Lender to perform any of its agreements or obligations under this Amendment or the Credit Agreement as amended hereby, any Note, or under any of the other Loan Documents, or for any Credit Party to perform any of its agreements or obligations under this Amendment or the Credit Agreement as amended hereby, any Note, or under any of the other Loan Documents;
(e)    Lender shall have received from each Credit Party the copies of all consents necessary for the completion of the transactions contemplated by this Amendment and all instruments and documents incidental thereto;
(f)    Each of the conditions to the “Closing Date” under and as defined in the Amended and Restated Senior Credit Agreement between the Borrower and the Lender shall have been satisfied;

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(g)    Borrower shall have paid all fees and expenses due hereunder and under the other Loan Documents including the fees and expenses due pursuant to Section 8 of the Credit Agreement;
(h)    From the date of the Current Financial Statements to the Effective Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of any Company which, individually or in the aggregate, are materially adverse to the Parent, the Borrower and their Subsidiaries taken as a whole;
(i)    Lender shall have received such additional documents, instruments or agreements as Lender may reasonably request;
(j)    There does not exist any Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default; and
(k)    The representations and warranties contained in this Amendment and in each other Loan Document and in any document delivered in connection therewith will be true and accurate on and as of such date.
3.    Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants as follows:
Each of the representations and warranties of Borrower set forth in the Credit Agreement and each other Loan Document is true and correct on and as of the Effective Date after giving effect to this Amendment and, as of the Effective Date, no Default or Event of Default has occurred and is continuing on and as of the Effective Date.
4.    Notice. The Borrower hereby notifies the Lender that from and after the Effective Date, the address and fax number for notices to any Credit Party under the Loan Documents shall be Streamline Health, Inc., 1230 Peachtree Street, NE, Suite 1000, Atlanta, GA 30309, Fax: (404) 446-0059, Attention: Senior Vice President and Chief Financial Officer.
5.    Loan Document. Borrower and Lender each acknowledge and agree that this Amendment constitutes a Loan Document.
6.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
7.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF OHIO.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STREAMLINE HEALTH, INC.

By:
Name: Nicholas A. Meeks
Title: Senior Vice President and Chief Financial Officer

FIFTH THIRD BANK

By:
Name: Harrison Mullin
Title: Vice President

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